UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2017

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2017, Stock Yards Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the election of Paul J. Bickel, III, to the Company's and Bank's Boards of Directors.  His election occurred at the Company's Board meeting held on December 19, 2017.

Bickel, 62, is founder and president of U.S. Specialties, a commercial building supply company.  He has served as the managing member of several real estate development organizations in the Louisville area over past 30 years.  Outside of commercial endeavors, Bickel has been very active in the Louisville community, serving in a leadership capacity on numerous area non-profit boards.

Bickel's committee assignments on the Board of Directors have not yet been determined.  His annual compensation as a Board member will be in accordance with guidelines set forth in the Company's proxy statement dated March 24, 2017.  As a new member of the Board, the Company anticipates that he will be granted the customary Stock Appreciation Rights for 1,000 shares of common stock.  This grant will have a ten-year term, will vest at the rate of 20% per year, and will have a strike price of 100% of the closing market price of the Company's common stock on the grant date.  He may receive additional stock options and/or grants in the future as approved by the Board of Directors.  As with the Company's other directors, Bickel will execute an indemnification agreement between himself, Stock Yards Bank & Trust Company, and Stock Yards Bancorp, Inc.

There are no understandings or arrangements with any person regarding Bickel's election to the Board, and there are no family relationships between him and any other officer or director of the Company.  Stock Yards Bank & Trust Company has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of Stock Yards Bancorp, and the Bank, their associates and corporations with which they are connected.  Any lending transactions with Bickel in the future will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or Stock Yards Bancorp.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

        D.        Exhibits

                    99.1      Press Release dated December 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 21, 2017	STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer